UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2004

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, Patterson-UTI Energy, Inc. entered into an Asset Purchase Agreement with Key Energy Services, Inc. pursuant to which Patterson will acquire the U.S. land drilling assets of Key which include 25 active land based drilling rigs in the Permian Basin, San Juan Basin and Rocky Mountain regions, as well as 10 stacked rigs. Also included are related drilling equipment, four yard facilities and a rig moving fleet of approximately 45 trucks and 100 trailers. According to the terms of the Agreement, Patterson will pay Key approximately $62 million in cash for the assets. The transaction is subject to customary conditions, including filings under the Hart-Scott-Rodino Antitrust Improvements Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

December 10, 2004	By:	/s/ Jonathan D. Nelson

Name: Jonathan D. Nelson
Title: Vice President - Finance, Chief Financial Officer, Secretary and Treasurer